UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

840 North Hollywood Way, 2nd Floor Burbank, CA	91505

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 12, 2010, Tree Top Industries, Inc. (the “Company”) entered into a business and financial consulting agreement (the "Agreement") with Asia Pacific Capital Corporation ("APC").  Under the terms of the Agreement, the Company shall position itself in front of APC’s global business networks, identify strategic business relationships in Asia and help strategize possible financing options.

Prior to the date of the Agreement, neither the Company nor any affiliate of the Company had any material relationship with APC, other than in respect of the negotiation of the Agreement.

APC is an international business advisory company with headquarters in Irvine, California.  APC serves to empower emerging growth to middle market companies seeking Asian market expansion, financing solutions and globalization while providing world-class corporate advisory services to maximize results for our clients, capital partners and shareholders.

The Company’s subsidiaries and affiliates include clean-tech energy, bio-energy and green energy solutions. The Company is a company that is animating its subsidiaries and affiliates concurrently, as it simultaneously moves to acquire companies that are in various stages of development; using several different paradigms, including exchange of stock, joint venture, cash, and other partnership configurations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.110.1          Form of Business and Financial Consulting Agreement, dated March 12, 2010, by and between Tree Top Industries, Inc. and Asia Pacific Capital Corporation.

99.1          Press release of Tree Top Industries, Inc., dated March 15, 2010.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: March 15, 2010	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board

	By:	/s/ Kathy M. Griffin
Kathy M. Griffin, President and Director